                                                                     Exhibit 4.2
                                                                     -----------


                                                                  EXECUTION COPY


                             STOCK OPTION AGREEMENT
                             ----------------------
                       (International BioClinical, Inc.)


          THIS STOCK OPTION AGREEMENT ("Agreement") is entered into by and between DDI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the person or entity whose name is set forth on the signature page hereto a former stockholder and/or warrantholder of International BioClinical, Inc. ("IBC") (the "Option Holder").

                                    RECITALS
                                    --------

          WHEREAS, the Company has consummated the simultaneous closings contemplated by (i) the Stock Purchase Agreement, among the Company, Bioxytech S.A. ("Bioxytech") and certain stockholders of Bioxytech and (ii) the Agreement and Plan of Reorganization and Merger, between the Company and IBC (the "IBC Merger Agreement"); and

          WHEREAS, section 2.4 of the IBC Merger Agreement provides for the issuance of options by the Company in connection with the consummation of the transactions contemplated by such agreement.

          NOW, THEREFORE, in consideration of the foregoing the parties hereto hereby agree as follows:

      1.  Grant of Option Rights.  Subject to the terms and conditions contained
          ----------------------
herein, the Company hereby grants to the Option Holder the option rights specified herein:

          (a) The number and class of shares of the Company's currently authorized but unissued stock subject to the option rights granted hereunder are an aggregate of the number of shares of the Company's common stock set forth under the Option Holder's name on the signature page hereto.

          (b) The option exercise price is $3.55 per share.

          (c) The option rights granted hereunder, or any part thereof, may be exercised at any time or times from the date hereof to and including July 15, 1998.

          (d) Notwithstanding the provisions of subparagraph 1(c) above, the minimum number of shares which may be purchased upon any partial exercise of the option rights granted hereunder is 100 shares.

      2.  Termination of Warrants and Options in IBC.  Option Holder hereby
          ------------------------------------------
acknowledges and agrees that any and all warrants and options heretofore owned by Option Holder entitling him, her or it to purchase or otherwise acquire stock in IBC have been and are hereby cancelled and terminated as of the closing contemplated by the IBC Merger Agreement.

      3.  Fractional Shares; Compliance with Laws.  In no event shall the
          ---------------------------------------
Company be required to issue fractional shares upon the exercise of any option rights granted hereunder.

          No option rights granted hereunder may be exercised, and the Company shall not be required to issue or deliver any certificate or certificates for shares purchased upon the exercise of option rights granted hereunder until there has been compliance with all then applicable requirements of law, including such registration or other proceedings under federal and state securities laws as may in the Company's opinion be necessary or appropriate.

      4.  Date of Grant; Expiration of Option Rights.  The option rights granted
          ------------------------------------------
hereunder shall be deemed to have been granted on the date set forth below. The option rights granted hereunder, to the extent such rights have not then expired or been exercised, shall terminate and become null and void on July 15, 1998.

      5.  Nonassignability of Option Rights.  The option rights granted
          ---------------------------------
hereunder (i) shall be exercisable only by the Option Holder, except in the event of the death of the Option Holder, the Option Holder's personal representative or any person who acquires such rights by bequest or inheritance may exercise the rights set forth herein for a period of twelve (12) months after the death of Option Holder, (ii) shall not be transferred, assigned, pledged or hypothecated in any manner whatsoever, whether voluntarily, involuntarily or by operation of law, and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the said option rights contrary to the provisions hereof, the said option rights shall immediately terminate and become null and void.

      6.  Adjustments.  Appropriate proportionate adjustments shall be made by
          -----------
the Company in the number and class of shares of stock subject to the option rights granted hereunder and the exercise price of the option rights granted hereunder in the event that (i) the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or (ii) the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board of Directors of the Company, whose determination shall be conclusive. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock.

          New option rights may be substituted for the option rights granted hereunder, or the Company's duties under this Agreement may be assumed by a successor corporation other than the Company, or by an affiliate of such successor corporation, in connection with any merger, consolidation, acquisition, reorganization, liquidation, or like occurrence, in which the Company is involved and is not the successor corporation, and to the full extent permitted thereby. Notwithstanding the foregoing provisions of this paragraph 6, in the event such successor corporation, or affiliate of such successor corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or to assume the option rights granted hereunder, or if the Board of Directors of the Company determines, in its sole discretion, that option rights outstanding under this Agreement should not then continue to be outstanding following the occurrence of any such event, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon the dissolution or liquidation of the Company, or similar occurrence, or (ii) upon any merger, consolidation, acquisition, or similar occurrence, if the Company is not the surviving corporation; provided, however, that the Option Holder shall be given notice of such dissolution, liquidation, merger, consolidation, acquisition, or similar occurrence and shall have the right, for a period of thirty (30) days after such notice is given by the Company, to exercise any unexpired option rights granted hereunder, to the extent such option rights are then exercisable.

      7.  Method of Exercise; Rights of Option Holder in Stock.  The option
          ----------------------------------------------------
rights granted hereunder shall be exercisable upon written notice of election to exercise to the Company specifying the number of shares being purchased, accompanied by payment to the Company of the option exercise price as to the shares being purchased. Payment of the option exercise price shall be in cash. Neither the Option Holder nor his, her or its personal representatives, heirs, or legatees (or, with respect to an Option Holder who is not a natural person, its successors and assigns) shall have any rights or privileges of a stockholder of the Company in respect to the shares issuable upon the exercise of the option rights granted hereunder, unless and until certificates representing such shares shall have been issued and delivered in accordance with the terms hereof. As a condition to the exercise of this option, the Option Holder, or his, her or its personal representatives, heirs or legatees, (or, with respect to an Option Holder who is not a natural person, its successors and assigns) shall make arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

      8.  Notices.  Any notice to be given under the terms of this Agreement
          -------
shall be mailed, telecopied, or delivered to the Company, in care of its Secretary, at the principal office of the Company, and any notice to be given to the Option Holder shall be mailed, telecopied, or delivered to him, her or it at the address given beneath his, her or its signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given forty-eight (48) hours after the deposit thereof in the United States mail, addressed as aforesaid, registered or certified and postage and registry or certification fee prepaid.

      9.  Securities Law Compliance.
          -------------------------

          (b) The Option Holder represents and agrees that the option rights hereunder are, and the shares to be acquired upon exercising the option rights will be, acquired for investment, and not with a view to the sale or distribution thereof. The Option Holder also represents and agrees that by reason of his, her or its business or financial experience he, she or it is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with an investment in the Company. Option Holder understands and acknowledges that the option rights hereunder and the underlying shares have not been registered under the Securities Act of 1933, as amended (the "Act") or French securities laws, or qualified under any state securities laws in the United States (collectively, "Applicable Securities Laws") and that, notwithstanding any other provision in this Agreement to the contrary, the exercise of any rights to purchase shares hereunder is expressly conditioned upon compliance with the Act and all applicable state securities laws. In the event that the sale of shares is not registered under the Act or is not registered or qualified under applicable state securities laws, but an exemption is available which requires an investment representation or other representation, the Option Holder shall represent and agree at the time of exercise that the shares being acquired upon exercising the option rights are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel. Certificates evidencing shares acquired under this Agreement in an unregistered transaction may (as deemed necessary by counsel to the Company) bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) The Option Holder further acknowledges and agrees that the shares of common stock which he, she or it will be entitled to purchase upon the exercise of options granted hereunder may not be transferred or resold except as permitted under the Applicable Securities Laws or an exemption therefrom.

      10. Persons Bound.  Subject to the provisions against assignment set forth
          -------------
in paragraph 5 hereof, and to the provisions of paragraph 6 hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, and the personal representatives, heirs, and legatees of the Option Holder (or, with respect to an Option Holder who is not a natural person, its successors and assigns).

      11. Tax Liability.  THE OPTION HOLDER UNDERSTANDS THAT THIS IS A NON-
          -------------
QUALIFIED OPTION UNDER FEDERAL TAX LAWS AND THAT OPTION HOLDER MAY SUFFER ADVERSE CONSEQUENCES AS A RESULT OF OPTION HOLDER'S PURCHASE OR DISPOSITION OF THE UNDERLYING SHARES. The Option Holder understands that, under current law, Option Holder will recognize ordinary income in the year or years that the option rights hereunder are exercised and is advised to seek the advice of his tax counsel or other tax advisor with respect to the precise treatment of the exercise of the rights hereunder and the sale of the underlying shares.

      12. Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire contract between the parties hereto with regard to the matters addressed herein and may be modified or amended only by written agreement of the Option Holder and the Company.

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on or as of the date set forth below, and the Option Holder by such execution represents that the address set forth below is his, her or its bona fide place of residence and domicile.


Date:  September 7, 1994                   DDI PHARMACEUTICALS, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           OPTION HOLDER


                                           ------------------------------------
                                                  (Signature)

                                           Name:
                                                -------------------------------

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------

                                           Number of shares of the Company's
                                           common stock subject to option
                                           rights:
                                                   ----------------------------

                                                                  EXECUTION COPY

                             STOCK OPTION AGREEMENT
                             ----------------------
                                (Bioxytech S.A.)


          THIS STOCK OPTION AGREEMENT ("Agreement") is entered into by and between DDI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the person or entity whose name is set forth on the signature page hereto a former stockholder and/or warrantholder of Bioxytech S.A. ("Bioxytech") (the "Option Holder").

                                    RECITALS
                                    --------

          WHEREAS, the Company has consummated the simultaneous closings contemplated by (i) the Stock Purchase Agreement, among the Company, Bioxytech and certain stockholders of Bioxytech (the "Bioxytech Purchase Agreement") and
(ii) the Agreement and Plan of Reorganization and Merger, between the Company and International BioClinical, Inc.; and

          WHEREAS, section 2.4 of the Bioxytech Purchase Agreement provides for the issuance of options by the Company in connection with the consummation of the transactions contemplated by such agreement and in exchange for the Bioxytech Warrants (as defined in the Bioxytech Purchase Agreement) held by the Option Holder.

          NOW, THEREFORE, in consideration of the foregoing the parties hereto hereby agree as follows:

      1.  Grant of Option Rights.  Subject to the terms and conditions contained
          ----------------------
herein, the Company hereby grants to the Option Holder the option rights specified herein:

          (a) The number and class of shares of the Company's currently authorized but unissued stock subject to the option rights granted hereunder are an aggregate of the number of shares of the Company's common stock set forth under the Option Holder's name on the signature page hereto.

          (b) The option exercise price is $3.55 per share.

          (c) The option rights granted hereunder, or any part thereof, may be exercised at any time or times from the date hereof to and including July 15, 1998.

          (d) Notwithstanding the provisions of subparagraph 1(c) above, the minimum number of shares which may be purchased upon any partial exercise of the option rights granted hereunder is 100 shares.

      2.  Termination of Warrants and Options in Bioxytech.  Option Holder
          ------------------------------------------------
hereby acknowledges and agrees that any and all warrants and options heretofore owned by Option Holder entitling him, her or it to purchase or otherwise acquire stock in Bioxytech, including his, her or its Bioxytech Warrants, have been and are hereby cancelled and terminated as of the closing contemplated by the Bioxytech Purchase Agreement.

      3.  Fractional Shares; Compliance with Laws.  In no event shall the
          ---------------------------------------
Company be required to issue fractional shares upon the exercise of any option rights granted hereunder.

          No option rights granted hereunder may be exercised, and the Company shall not be required to issue or deliver any certificate or certificates for shares purchased upon the exercise of option rights granted hereunder until there has been compliance with all then applicable requirements of law, including such registration or other proceedings under federal and state securities laws as may in the Company's opinion be necessary or appropriate.

      4.  Date of Grant; Expiration of Option Rights.  The option rights granted
          ------------------------------------------
hereunder shall be deemed to have been granted on the date set forth below. The option rights granted hereunder, to the extent such rights have not then expired or been exercised, shall terminate and become null and void on July 15, 1998.

      5.  Nonassignability of Option Rights.  The option rights granted
          ---------------------------------
hereunder (i) shall be exercisable only by the Option Holder, except in the event of the death of the Option Holder, the Option Holder's personal representative or any person who acquires such rights by bequest or inheritance may exercise the rights set forth herein for a period of twelve (12) months after the death of Option Holder, (ii) shall not be transferred, assigned, pledged or hypothecated in any manner whatsoever, whether voluntarily, involuntarily or by operation of law, and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the said option rights contrary to the provisions hereof, the said option rights shall immediately terminate and become null and void.

      6.  Adjustments.  Appropriate proportionate adjustments shall be made by
          -----------
the Company in the number and class of shares of stock subject to the option rights granted hereunder and the exercise price of the option rights granted hereunder in the event that (i) the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or (ii) the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board of Directors of the Company, whose determination shall be conclusive. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock.

          New option rights may be substituted for the option rights granted hereunder, or the Company's duties under this Agreement may be assumed by a successor corporation other than the Company, or by an affiliate of such successor corporation, in connection with any merger, consolidation, acquisition, reorganization, liquidation, or like occurrence, in which the Company is involved and is not the successor corporation, and to the full extent permitted thereby. Notwithstanding the foregoing provisions of this paragraph 6, in the event such successor corporation, or affiliate of such successor corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or to assume the option rights granted hereunder, or if the Board of Directors of the Company determines, in its sole discretion, that option rights outstanding under this Agreement should not then continue to be outstanding following the occurrence of any such event, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon the dissolution or liquidation of the Company, or similar occurrence, or (ii) upon any merger, consolidation, acquisition, or similar occurrence, if the Company is not the surviving corporation; provided, however, that the Option Holder shall be given notice of such dissolution, liquidation, merger, consolidation, acquisition, or similar occurrence and shall have the right, for a period of thirty (30) days after such notice is given by the Company, to exercise any unexpired option rights granted hereunder, to the extent such option rights are then exercisable.

      7.  Method of Exercise; Rights of Option Holder in Stock.  The option
          ----------------------------------------------------
rights granted hereunder shall be exercisable upon written notice of election to exercise to the Company specifying the number of shares being purchased, accompanied by payment to the Company of the option exercise price as to the shares being purchased. Payment of the option exercise price shall be in cash. Neither the Option Holder nor his, her or its personal representatives, heirs, or legatees (or, with respect to an Option Holder who is not a natural person, its successors and assigns) shall have any rights or privileges of a stockholder of the Company in respect to the shares issuable upon the exercise of the option rights granted hereunder, unless and until certificates representing such shares shall have been issued and delivered in accordance with the terms hereof. As a condition to the exercise of this option, the Option Holder, or his, her or its personal representatives, heirs or legatees, (or, with respect to an Option Holder who is not a natural person, its successors and assigns) shall make arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

      8.  Notices.  Any notice to be given under the terms of this Agreement
          -------
shall be mailed, telecopied, or delivered to the Company, in care of its Secretary, at the principal office of the Company, and any notice to be given to the Option Holder shall be mailed, telecopied, or delivered to him, her or it at the address given beneath his, her or its signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given forty-eight (48) hours after the deposit thereof in the United States mail, addressed as aforesaid, registered or certified and postage and registry or certification fee prepaid.

      9.  Securities Law Compliance.
          -------------------------

          (a) The Option Holder represents and agrees that the option rights hereunder are, and the shares to be acquired upon exercising the option rights will be, acquired for investment, and not with a view to the sale or distribution thereof. The Option Holder also represents and agrees that by reason of his, her or its business or financial experience he, she or it is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with an investment in the Company. Option Holder understands and acknowledges that the option rights hereunder and the underlying shares have not been registered under the Securities Act of 1933, as amended (the "Act") or French securities laws, or qualified under any state securities laws in the United States (collectively, "Applicable Securities Laws") and that, notwithstanding any other provision in this Agreement to the contrary, the exercise of any rights to purchase shares hereunder is expressly conditioned upon compliance with the Act and all applicable state securities laws. In the event that the sale of shares is not registered under the Act or is not registered or qualified under applicable state securities laws, but an exemption is available which requires an investment representation or other representation, the Option Holder shall represent and agree at the time of exercise that the shares being acquired upon exercising the option rights are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel. Certificates evidencing shares acquired under this Agreement in an unregistered transaction may (as deemed necessary by counsel to the Company) bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) The Option Holder further acknowledges and agrees that the shares of common stock which he, she or it will be entitled to purchase upon the exercise of options granted hereunder may not be transferred or resold except as permitted under the Applicable Securities Laws or an exemption therefrom.

      10. Persons Bound.  Subject to the provisions against assignment set forth
          -------------
in paragraph 5 hereof, and to the provisions of paragraph 6 hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, and the personal representatives, heirs, and legatees of the Option Holder (or, with respect to an Option Holder who is not a natural person, its successors and assigns).

      11. Tax Liability.  THE OPTION HOLDER UNDERSTANDS THAT THIS IS A NON-
          -------------
QUALIFIED OPTION UNDER FEDERAL TAX LAWS AND THAT OPTION HOLDER MAY SUFFER ADVERSE CONSEQUENCES AS A RESULT OF OPTION HOLDER'S PURCHASE OR DISPOSITION OF THE UNDERLYING SHARES. The Option Holder understands that, under current law, Option Holder will recognize ordinary income in the year or years that the option rights hereunder are exercised and is advised to seek the advice of his tax counsel or other tax advisor with respect to the precise treatment of the exercise of the rights hereunder and the sale of the underlying shares.

      12. Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire contract between the parties hereto with regard to the matters addressed herein and may be modified or amended only by written agreement of the Option Holder and the Company.

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on or as of the date set forth below, and the Option Holder by such execution represents that the address set forth below is his, her or its bona fide place of residence and domicile.


Date:  September 7, 1994                   DDI PHARMACEUTICALS, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           OPTION HOLDER


                                           ------------------------------------
                                                  (Signature)

                                           Name:
                                                -------------------------------

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------

                                           Number of shares of the Company's
                                           common stock subject to option
                                           rights:
                                                   ----------------------------